UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2009

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6650 Via Austi Parkway, Suite 170

Las Vegas, Nevada 89119

(Address of principal executive offices)

(702) 733-7195

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01                                             Other Events

Cambodia Market Regulatory Update

Elixir Gaming Technologies, Inc. (the “Company”) is aware of a directive issued on December 2, 2008 from Cambodia’s Prime Minister that will require slot machine operators in the country to obtain licenses issued by the Ministry of Economy and Finance and operate only in hotels certified by the Ministry of Tourism.  According to the directive, existing slot machine operators have up to six months to comply.  In addition, the directive seeks strict compliance with the foreigners-only rule that permits only foreigners and Cambodian’s with foreign passports to gamble in the country.

Our operating partners’ compliance with the Prime Minister’s directive will have some impact on our business operations in Cambodia, which we expect to be able to quantify in the coming weeks.  However, the Company believes that our strategy of diversifying our machine revenue sharing operations across multiple jurisdictions has helped to manage our overall regulatory risk and that having a robust regulatory environment in Cambodia will benefit the industry and the Company in the long-term.

We maintain close communications with our team in Cambodia, our operator partners, and government officials to monitor, evaluate, and proactively manage the situation and will update the market as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: January 2, 2009	/s/ Clarence Chung
Clarence Chung Chief Executive Officer